Exhibit 10.1

SECOND AMENDMENT
TO FINANCING AGREEMENT

SECOND AMENDMENT, dated as of May 26, 2017 (this "Amendment"), to the Financing Agreement, dated as of August 14, 2015, as amended, restated, supplemented or otherwise modified from time to time (as so amended, the "Financing Agreement"), by and among ALJ Regional Holdings, Inc., a Delaware corporation (the "Parent"), Faneuil, Inc., a Delaware corporation ("Faneuil"), Floors-N-More, LLC, a Nevada limited liability company ("FNM"), Phoenix Color Corp., a Delaware corporation ("PCC", and together with the Parent, Faneuil, FNM and each other Person that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a "Guarantor" thereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Cerberus Business Finance, LLC, a Delaware limited liability company ("CBF"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and PNC Bank, National Association ("PNC"), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

WHEREAS, the Borrowers, the Guarantors, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.   Amendments.

(a)   New Definitions.  Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

""Second Amendment" means the Second Amendment to Financing Agreement, dated as of May 26, 2017, among the Borrowers, the Guarantors, the Agents and the Lenders party thereto."

""Second Amendment Disbursement Letter" means a disbursement letter, in form and substance reasonably satisfactory to the Collateral Agent, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Second Amendment Effective Date."

""Second Amendment Effective Date" has the meaning specified therefor in Section 5 of the Second Amendment."

""Specified Disbursements " has the meaning specified thereof in Section 6.01(s)."

""Vertex Acquisition" means the acquisition of all of the "Transferred Assets" pursuant to, and as defined in, the Vertex APA."

""Vertex Acquisition Collateral Assignment" means the Collateral Assignment of Acquisition Documents, dated as of the Second Amendment Effective Date, and in form and substance satisfactory to the Collateral Agent, made by Faneuil in favor of the Collateral Agent."

""Vertex APA" means the Asset Purchase Agreement, dated as of May 15, 2017, between Faneuil, as buyer, and Vertex Business Services, LLC, as seller."

(b)   Existing Definitions.

(i)The definition of "Adjusted Consolidated EBITDA" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Adjusted Consolidated EBITDA" means, with respect to any period, the Consolidated EBITDA of the Parent and its Subsidiaries, after giving effect to (i) adjustments set forth in a due diligence quality of earnings report prepared by Crowe Horwath received by the Agents prior to the Effective Date and (ii) any other adjustments agreed to by the Parent and the Agents (such acceptance to be evidenced in writing). For purposes of this Agreement, monthly Adjusted Consolidated EBITDA for the following fiscal months shall deemed to be as follows to give full pro forma effect to the Color Optics Acquisition and Vertex Acquisition (as if the Color Optics Acquisition and the Vertex Acquisition had occurred prior to such fiscal months):  (A) fiscal month ended April 30, 2016, $2,829,616, (B) fiscal month ended May 31, 2016, $2,376,263, (C) fiscal month ended June 30, 2016, $3,398,876, (D) fiscal month ended July 31, 2016 $3,057,976 (E) fiscal month ended August 31, 2016, $3,467,746, (F) fiscal month ended September 30, 2016, $2,711,323, (G) fiscal month ended October 31, 2016, $2,734,015, (H) fiscal month ended November 30, 2016, $2,311,186, (I) fiscal month ended December 31, 2016, $3,043,918, (J) fiscal month ended January 31, 2017, $2,383,649, (K) fiscal month ended February 29, 2017, $3,060,162 and (L) fiscal month ended March 31, 2017, $3,387,638; provided, further, that monthly Adjusted Consolidated EBITDA for the fiscal month ended April 30, 2017 and the stub period from May 1, 2017 through May 26, 2017 shall also be deemed to give full pro forma effect to the Vertex Acquisition (as if the Vertex Acquisition had occurred prior to such fiscal month or stub period, as applicable)."

(ii)The definition of "Excess Cash Flow" in Section 1.01 of the Financing Agreement is hereby amended by adding the following proviso immediately prior to the end of the definition:

"; provided, further, that solely for purposes of calculating the Excess Cash Flow for Fiscal Year 2017, the Specified Disbursements shall be excluded from the deductions set forth in this clause (b) without duplication."

(iii)The definition of "Loan Document" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Loan Document" means this Agreement, the PCC Acquisition Collateral Assignment, the Color Optics Acquisition Collateral Assignment, any Control Agreement, the Disbursement Letter, the First Amendment Disbursement Letter, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement, any Joinder Agreement, any Letter of Credit Application, any Mortgage, the Second Amendment Disbursement Letter, any Security Agreement, any UCC Filing Authorization Letter, the Vertex Acquisition Collateral Assignment, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation."

(iv)The definition of "Permitted Purchase Money Indebtedness" in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (c) therein in its entirety to read as follows:

"(c)  the aggregate principal amount of all such Indebtedness shall not exceed (i) $15,000,000 at any time outstanding, (ii) $6,000,000 incurred in the 2016 calendar year, (iii) $7,500,000 incurred in the 2017 calendar year and (iv) $4,000,000 incurred in any calendar year thereafter."

(c)   Section 2.13 (Incremental Term Loans).  Section 2.13(b) of the Financing Agreement is hereby amended to replace "$15,000,000 (after giving effect to the funding of the Term A Loan)" with "$6,900,000 (after giving effect to the funding of the Revolving Loans on the Second Amendment Effective Date)".

(d)   Section 6.01(s) (Use of Proceeds).  Section 6.01(s) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(s)Use of Proceeds.  The proceeds of the Loans shall be used (y) on the Effective Date to (i) refinance the Existing Credit Facilities (other than the Specified Existing Credit Facilities), (ii) pay up to $90,000,000 of the Purchase Price (as adjusted by working capital adjustments in accordance with the terms of the PCC Acquisition Agreement) payable pursuant to the PCC Acquisition Documents, (iii) pay fees and expenses in connection with the transactions contemplated hereby and (iv) fund working capital of the Borrowers, (z) on or after the First Amendment Effective Date to (i) fund up to $7,000,000 of the purchase price for the Color Optics Acquisition, (ii) pay up to $1,700,000 in the aggregate for employee severance expenses incurred and Capital Expenditures made in connection with the Color Optics

Acquisition, (iii) repay up $1,000,000 in principal amount of Revolving Loans outstanding as of the First Amendment Effective Date to the extent such Revolving Loans were used by the Borrowers to make Parent Buybacks in accordance with the Financing Agreement and (iv) fund general corporate and working capital purposes of the Borrowers and to pay fees and expenses related to the First Amendment (the amounts referred to in clauses (i) through (iv) of this clause (z), the "Term A Loan Disbursements") and (aa) on or after the Second Amendment Effective Date to (i) fund up to $8,100,000 of the purchase price for the Vertex Acquisition, (ii) pay up to $3,000,000 in the aggregate for Capital Expenditures to be made in connection with the Vertex Acquisition and (iii) fund general corporate and working capital purposes of the Borrowers and to pay fees and expenses related to the Second Amendment (the amounts referred to in clauses (ii) and (iii) of this clause (aa), the "Specified Disbursements").  After the Effective Date, the First Amendment Effective Date and the Second Amendment Effective Date, the proceeds of the Revolving Loans, the Incremental Term Loans (if any) and the Letters of Credit will be used for general corporate and working capital purposes of the Borrowers.

(e)   Section 7.01(a) (Reporting Requirements).  Section 7.01(a) of the Financing Agreement is hereby amended as follows:

(i)Section 7.01(a)(vi) is hereby amended and restated in its entirety to read as follows:

"(vi)as soon as available and in any event within 22 days after the end of each month commencing with the first month ending after the Effective Date, a Borrowing Base Certificate, current as of the close of business on the last calendar day of the immediately preceding calendar month, supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may request from time to time, provided that (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agents but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents, unless any Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Administrative Borrower and (B) in the event of any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, such Agent's good faith judgment shall control;".

(ii)Section 7.01(a)(xiii) is hereby amended and restated in its entirety to read as follows:

"(xiii)as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;".

(f)   Section 7.02(g) (Capital Expenditures).  Section 7.02(g) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(g)Capital Expenditures.  Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed (i) $8,000,000 in the 2016 calendar year (provided, that any Capital Expenditures in such calendar year in excess of $4,500,000 (such amount, the "2016 Excess Amount") shall be financed through the incurrence of Indebtedness or through one or more Equity Issuances), (ii) $7,500,000 in the 2017 calendar year (provided, that any Capital Expenditures in such calendar year in excess of $4,500,000 (such amount, the "2017 Excess Amount") shall be financed through the incurrence of Indebtedness or through one or more Equity Issuances) and (iii) $4,500,000 in any calendar year thereafter; provided, however, that if the amount of the Capital Expenditures permitted to be made in any calendar year is greater than the actual amount of the Capital Expenditures actually made in such calendar year (the amount by which such permitted Capital Expenditures for such calendar year exceeds the actual amount of Capital Expenditures for such calendar year, the "Excess Amount"), then up to 100% of such Excess Amount (such amount, the "Carry-Over Amount") may be carried forward to the next succeeding calendar year (the "Succeeding Calendar Period"); provided that the Carry-Over Amount applicable to a particular Succeeding Calendar Period may not be carried forward to another calendar year; provided, further, that no portion of the 2016 Excess Amount or 2017 Excess Amount may be carried forward to any succeeding calendar year.  Capital Expenditures made by the Loan Parties and their Subsidiaries in any calendar year shall be deemed to reduce first, the amount set forth above for such calendar year, and then, the Carry-Over Amount."

(g)   Borrowing Base.  Notwithstanding anything to the contrary contained in the Financing Agreement, Accounts Receivable acquired by Borrowers in connection with the Vertex Acquisition may, to the extent such Accounts Receivable otherwise meet all of the eligibility criteria set forth in the definition of Eligible Accounts Receivable, constitute Eligible Accounts Receivable prior to the Administrative Agent completing a Field Survey and Audit with respect to such assets.

(h)   Schedules to Financing Agreement.  Certain Schedules to the Financing Agreement and Security Agreement are hereby amended and restated and replaced in their entirety with the Schedules attached as Annex I and Annex II, respectively, hereto.

3.   Reaffirmation of Security Agreement.  Each of the Loan Parties reaffirms the grant of security interests in the Collateral (as defined in the Security Agreement) and the grant of the Liens pursuant to the terms of the Security Agreement to the Collateral Agent for the benefit of the Secured Parties, which grant of security interest and Liens shall continue in full force and effect during the term of Financing Agreement, as amended by this Amendment, and any renewals or extensions thereof and shall continue to secure the Obligations.  The Schedules to the Security Agreement are hereby amended and restated and replaced in their entirety with the Schedules attached as Annex III hereto.

4.   Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a)   Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization or formation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)   Authorization, Etc.  The execution and delivery by each Loan Party of this Amendment, and the performance by each Loan Party of this Amendment and the Financing Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of such Loan Party's Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting such Loan Party or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable such Loan Party operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)   Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution and delivery of this Amendment by any Loan Party, and the performance by any Loan Party of this Amendment and the Financing Agreement, as amended hereby.

(d)   Enforceability of Amendment.  This Amendment is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

5.   Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full (or waiver by the Agents), in a manner satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Second Amendment Effective Date"):

(a)   The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and each Lender.

(b)   The representations and warranties contained in this Amendment, in the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Second Amendment Effective Date as though made on and as of the Second Amendment Effective Date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respect on and as of such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)).

(c)   No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(d)   After giving effect to the Revolving Loans to be made on the Second Amendment Effective Date and the payment of all fees (including the fees payable pursuant to Section 2.06 and Section 12.04 of the Financing Agreement), costs and expenses in connection with this Amendment, Availability shall not be less than $8,500,000 and (ii) all liabilities of the Loan Parties shall be current.  The Administrative Borrower shall deliver to the Collateral Agent a certificate of the chief financial officer of the Administrative Borrower certifying as to the matters set forth in clauses (i) and (ii) above and containing a reasonably detailed calculation of Availability.

(e)   All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Revolving Loans on the Second Amendment Effective Date shall have been obtained and shall be in full force and effect.

(f)   There shall exist no claim, action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority which relates to the Loans or which could reasonably be expected to have a Material Adverse Effect.

(g)   The Agents and the Lenders shall have received all documentation and other information reasonably requested prior to the Second Amendment Effective Date that is required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Patriot Act, and all such documentation and other information shall be in form and substance reasonably satisfactory to the Agents and the Lenders.

(h)   The Collateral Agent shall have determined, in its reasonable discretion, that no event or development shall have occurred since September 30, 2016 which could reasonably be expected to have a Material Adverse Effect.

(i)   The making of the Revolving Loans on the Second Amendment Effective Date shall not contravene any law, rule or regulation applicable to any Secured Party (it being understood that as of the date hereof, the Agents and the Lenders do not have knowledge of any applicable law, rule or regulation that would cause the Loans to be made or issued by the Agents and the Lenders to be in contravention of any law, rule or regulation applicable to any Agent or any Lender).

(j)   The Borrowers shall have paid on or before the Second Amendment Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 of the Financing Agreement and Section 12.04 of the Financing Agreement.

(k)   The Agents shall have received the financial statements, Compliance Certificate and other information required under Section 7.01(a)(ii) and (iv) of the Financing Agreement for the fiscal quarter ending March 31, 2017.

(l)   The Agents shall have received evidence, in form and substance reasonably satisfactory to them, that not less than $4,800,000 has been contributed by the Parent in the form of cash equity contributions (which shall be in the form of common stock or preferred stock constituting Qualified Equity Interests) (the "Vertex Equity Contribution").  The proceeds of the Vertex Equity Contribution and the Revolving Loans made on the Second Amendment Effective Date (such Revolving Loans not to exceed $8,100,000) shall be sufficient to consummate the Vertex Acquisition and pay all related fees and expenses.

(m)   The Administrative Agent shall have received an amendment fee equal to $20,000 which Borrowers acknowledge was fully earned and payable upon execution of this Amendment.

(n)   The Collateral Agent shall have received on or before the Second Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Second Amendment Effective Date:

(i)the Second Amendment Disbursement Letter, duly executed by the Agents, the Lenders and the Loan Parties;

(ii)the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens);

(iii)a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the

Second Amendment Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by this Amendment and the other Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of this Amendment and each other Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, LIBOR Notices and all other notices under this Amendment and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Sections 5(b) and 5(c) of this Amendment;

(iv)a certificate of the chief financial officer of the Parent certifying compliance with the covenants set forth in Section 7.03 of the Financing Agreement, as amended hereby;

(v)a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Second Amendment Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions;

(vi)a certificate of the chief financial officer of the Parent, certifying as to the solvency of the Loan Parties, taken as a whole (after giving effect to the Loans made on the Second Amendment Effective Date), which certificate shall be substantially in the form of the certificate delivered on the Effective Date pursuant to Section 5.01(d)(xi);

(vii)fully executed copies of the Vertex APA and the Vertex Acquisition Collateral Assignment, each in form and substance satisfactory to the Collateral Agent;

(viii)(A) a termination of security interest in Intellectual Property for each assignment for security recorded by any Person at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of Vertex Business Services, LLC that constitutes Transferred Assets (as defined in the Vertex APA), and (B) UCC-3 termination statements for all UCC-1 financing statements filed by any Person and covering any portion of the Collateral that includes Transferred Assets; and

(ix)a Notice of Borrowing pursuant to Section 2.02 of the Financing Agreement.

6.   Continued Effectiveness of the Financing Agreement and Other Loan Documents.  Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Second Amendment Effective Date all references in any such Loan Document to "the Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Secured Parties, or to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.  This Agreement does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents, any Issuing Lender or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

7.   Loans.  The Borrowers confirm and acknowledge that as of the close of business on May 23, 2017, the Borrowers were indebted to (a) the Revolving Loan Lenders for Revolving Loan Obligations in the aggregate principal amount of $793,717.63 and Letter of Credit Obligations in the aggregate principal amount of $2,700,000.00 and (b) the Term Loan Lenders for Term Loan Obligations in the aggregate principal amount of $95,330,401.00 in each case without any deduction, defense, setoff, claim or counterclaim, of any nature, plus all fees, costs and expenses incurred to date in connection with the Financing Agreement and other Loan Documents.

8.   Release.  Each Loan Party hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to such Loan Party and its Affiliates under the Financing Agreement and the other Loan Documents.  Notwithstanding the foregoing and the Lenders wish (and each Loan Party agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Second Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Second Amendment Effective Date.

9.   Miscellaneous.

(a)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

(d)   Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)   Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)   The Borrowers will pay on demand all reasonable and documented out-of-pocket fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents and the Lenders.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

ALJ REGIONAL HOLDINGS, INC.

By:	/s/ Jess Ravich
Name: Jess Ravich
Title: Executive Chairman

FANEUIL, INC.

By:	/s/ Anna Van Buren
Name: Anna Van Buren
Title: President & CEO

FLOORS-N-MORE, LLC

By:	/s/ Steve Chesin
Name: Steve Chesin
Title: CEO/President

PHOENIX COLOR CORP.

By:	/s/ Marc Reisch
Name: Marc Reisch
Title: Chairman, Phoenix

GUARANTORS:

FANEUIL TOLL OPERATIONS LLC

By:	/s/ Anna Van Buren
Name: Anna Van Buren
Title: President & CEO

PCC EXPRESS, INC.

By:	/s/ Marc Reisch
Name: Marc Reisch
Title: Chairman, Phoenix

Second Amendment to Financing Agreement

PHOENIX (MD.) REALTY, LLC

By:	/s/ Marc Reisch
Name: Marc Reisch
Title: Chairman, Phoenix

COLLATERAL AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Chief Operating Officer, Chief Credit Officer

ADMINISTRATIVE AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Jacqueline Mackenzie
Name: Jacqueline Mackenzie
Title: Vice President

LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Vice President

Second Amendment to Financing Agreement

CERBERUS AUS LEVERED HOLDINGS LP

By:	CAL I GP Holdings LLC
Its:	General Partner

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Senior Managing Director

CERBERUS AUS LEVERED II LP

By:	CAL II GP LLC
Its:	General Partner

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Vice President

CERBERUS ICQ LEVERED LLC

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Vice President

CERBERUS ICQ OFFSHORE LEVERED LP

By:	Cerberus ICQ Offshore GP LLC
Its:	General Partner

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Senior Managing Director

CERBERUS KRS LEVERED LLC

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Vice President

Second Amendment to Financing Agreement

CERBERUS LOAN FUNDING XV L.P.

By:	Cerberus ICQ GP, LLC
Its:	General Partner

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Senior Managing Director

CERBERUS LOAN FUNDING XVI LP

By:	Cerberus PSERS GP, LLC
Its:	General Partner

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Senior Managing Director

CERBERUS LOAN FUNDING XVII LTD.

By:	Cerberus ASRS Holdings LLC
Its:	Attorney-in-fact

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Vice President

CERBERUS LOAN FUNDING XVIII L.P.

By:	Cerberus LFGP XVIII, LLC
Its:	General Partner

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Senior Managing Director

Second Amendment to Financing Agreement

CERBERUS N-1 FUNDING LLC

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Vice President

CERBERUS OFFSHORE LEVERED III LP

By:	COL III GP, Inc.
Its:	General Partner

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Vice President

CERBERUS OFFSHORE LEVERED LOAN OPPORTUNITIES MASTER FUND II, L.P.

By:	Cerberus Levered Opportunities Master Fund II GP, LLC
Its:	General Partner

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Senior Managing Director

CERBERUS SWC LEVERED II LLC

By:	/s/ Joseph Naccarato
Name: Joseph Naccarato
Title: Vice President

Second Amendment to Financing Agreement

Annex I

[see attached Financing Agreement schedules]

Annex II

[see attached Security Agreement schedules]